Alexion Appoints Ludwig Hantson, Ph.D., as Chief Executive Officer

Biopharmaceutical Veteran Brings Extensive Experience Leading Global Organizations, Building Innovative and Diverse Pipelines, and Delivering New Products to Market

NEW HAVEN, Conn.- - (March 27, 2017) - -Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) today announced that its Board of Directors has appointed Ludwig N. Hantson, Ph.D., as Chief Executive Officer and member of the Board of Directors, effective immediately. Dr. Hantson most recently served as President and CEO of Baxalta, a successful spin-off as a public company from Baxter, and a global leader in the development of therapies for orphan and underserved diseases in hematology, immunology and oncology. Dr. Hantson brings to Alexion a strong record of developing diverse rare disease pipelines and commercializing innovative and life-transformative therapies at industry-leading companies.

He succeeds David R. Brennan, who has led the company as Interim CEO since December 2016. Mr. Brennan will remain on the Board of Directors and, as the company previously announced, the Board expects to appoint Mr. Brennan as Chairman at the Annual Meeting of Shareholders scheduled for May 10.

As CEO of Baxalta, Dr. Hantson led the creation of a successful biopharmaceutical company that delivered shareholder value through significant revenue growth, an innovative research and development center with a pipeline of 20 new product candidates, and several new product launches globally. Prior to Baxalta, Dr. Hantson was President of Baxter BioScience, a $6 billion global business unit of Baxter where he drove significant value into its pipeline by adding 25 New Molecular Entities and Biologics License Applications, and launching 13 new products.

“I am honored and proud to join Alexion, an innovator and pioneer in rare diseases and a company that shares my commitment to serving patients and families,” said Dr. Hantson. “I believe Alexion is in a strong position to continue to advance the science and build upon its global capabilities to serve even more patients with devastating and rare diseases in over 50 markets. Alexion is on-track to achieving its near-term priorities, including: growing its complement and metabolic franchises; obtaining approval of Soliris in refractory gMG; and advancing its pipeline programs including ALXN1210 and eculizumab in relapsing NMOSD. I also look forward to building our future R&D and commercial growth strategies which will be guided by the Company’s long-standing goal of transforming lives.”

R. Douglas Norby, Alexion’s Lead Independent Director, said, “After a comprehensive search process, the Board is very pleased to appoint Ludwig, a seasoned executive and inspirational leader who will help us advance our pipeline and commercial growth initiatives while maintaining Alexion’s mission to serve patients with life-transforming therapies.” Mr. Norby added, “Ludwig is a results-oriented leader with a strong R&D and commercial track record based on his ability to implement sound business strategies grounded in scientific, commercial and financial analyses. He understands the complexities of leading a large biotechnology company, and his commitment to ethics, excellence and execution will drive the next phase of growth and innovation for Alexion, and create value for all stakeholders.”

Mr. Norby continued, “In addition, on behalf of the entire Board of Directors, we would like to thank David Brennan for his dedicated leadership as Interim CEO. His deep knowledge of Alexion’s business and culture was instrumental in guiding our company during this period of transition, as well as helping to identify a leader who shares our dedication and commitment to serving patients and families with devastating and rare diseases.”

Prior to his roles at Baxalta and Baxter BioScience, Dr. Hantson held several leadership roles during his decade-long tenure at Novartis from 2001-2010, including CEO of Novartis Pharma North America, CEO of Novartis Europe, and President of Novartis Pharma Canada. He began his career at Smith & Nephew and subsequently served in increasing roles of responsibility in marketing, and research and development at Johnson & Johnson from 1988-2001. Dr. Hantson received his Ph.D. in motor rehabilitation and physical therapy, Master’s degree in physical education, and a certification in high secondary education, all from the University of Louvain in Belgium.

About Alexion

Alexion is a global biopharmaceutical company focused on developing and delivering life-transforming therapies for patients with devastating and rare disorders. Alexion is the global leader in complement inhibition and has developed and commercializes the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), two life-threatening ultra-rare disorders. In addition, Alexion’s metabolic franchise includes two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LALD). Alexion is advancing its rare disease pipeline with highly innovative product candidates in multiple therapeutic areas. This press release and further information about Alexion can be found at: www.alexion.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements often include words such as "anticipate," "believe," "expect," "will," or similar expressions. Forward-looking statements are subject to factors that may cause Alexion's results and plans to differ from those expected, including for example, risks related to potential disruptions to our business as a result of leadership changes, and a variety of other risks set forth from time to time in Alexion's filings with the U.S. Securities and Exchange Commission, including but not limited to the risks discussed in Alexion's Annual Report on Form 10-K for the period ended December 31, 2016 and in our other filings with the U.S. Securities and Exchange Commission. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

Contact:

Alexion
Media
Stephanie Fagan, 475-230-3777
Senior Vice President, Corporate Communications
or
Kim Diamond, 475-230-3775
Executive Director, Corporate Communications
or
Investors
Elena Ridloff, CFA, 475-230-3601
Vice President, Investor Relations